EXHIBIT 4.3

THIS WARRANT AND ANY PARTNERSHIP UNITS ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THIS WARRANT NOR ANY SUCH UNITS MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

WARRANT

To Purchase Partnership Units of

MHI Hospitality, L.P. (the “Partnership”)

THIS IS TO CERTIFY that MHI Hospitality Corporation, the general partner of the Partnership (the “General Partner”), having its principal place of business at 410 West Francis Street, Williamsburg, Virginia 23185, or its registered assigns, is entitled upon the exercise hereof at any time during the Exercise Period (as hereinafter defined) to purchase the number of Partnership Units set forth opposite the General Partner’s name on Schedule 1 (subject to adjustment as provided herein) at an Exercise Price of $2.25 per Partnership Unit (such Exercise Price and the number of Partnership Units purchasable hereunder being subject to adjustment as provided herein), and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions hereinafter set forth.

ARTICLE I

DEFINITIONS

The terms defined in this ARTICLE I, whenever used in this Warrant, shall have the respective meanings hereinafter specified.

“Closing Date” means April 18, 2011.

“Commission” means the Securities and Exchange Commission or any other Federal agency from time to time administering the Securities Act.

“Essex Warrant” means the warrant dated as of Closing Date issued to Essex Illiquid, LLC and Richmond Hill Capital Partners, LP by the General Partner and all warrants issued upon the partial exercise, transfer or division of or in substitution for any Essex Warrant.

“Exercise Period” means the period commencing on the Closing Date and terminating on the date that is five years and six calendar months following the Closing Date.

“Exercise Price” means the price per Partnership Unit set forth in the preamble to this Warrant, as such price may be adjusted pursuant to ARTICLE IV.

“General Partner” has the meaning set forth in the preamble.

“Issuable Warrant Units” means the number of Partnership Units issuable from time to time upon exercise of this Warrant.

“Issued Warrant Units” means (a) the cumulative total of the Partnership Units issued from time to time upon exercise of the Warrant, plus (b) any Partnership Units issued as a dividend with respect to such units or as part of a unit split affecting such units.

“Notice of Exercise” means the form of Notice of Exercise appearing at the end of this Warrant.

“Opinion of Counsel” means an opinion of counsel experienced in Securities Act or bank regulatory matters, as the case may be, chosen by the Partnership.

“Partnership” means MHI Hospitality, L.P., a Delaware limited partnership.

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership, as amended, of the Partnership.

“Partnership Unit” has the meaning set forth in the Partnership Agreement.

“Person” means any unincorporated organization, association, corporation, individual, sole proprietorship, partnership, joint venture, trust institution, entity, party or government (including any instrumentality, division, agency, body or department thereof).

“Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Warrant” means the warrant dated as of Closing Date issued to the General Partner and all warrants issued upon the partial exercise, transfer or division of or in substitution for any Warrant.

“Warrant Units” means the Issuable Warrant Units plus the Issued Warrant Units.

Whenever used in this Warrant, any noun or pronoun shall be deemed to include both the singular and plural and to cover all genders, and the words “herein,” “hereof,” and “hereunder” and words of similar import shall refer to this instrument as a whole, including any amendments hereto.

ARTICLE II

EXERCISE OF WARRANT

2.1. Obligation to Exercise. Pursuant to Section 4.02(a) of the Partnership Agreement, if at any time the Essex Warrant is exercised by the holder thereof, the General Partner shall concurrently or immediately thereafter exercise this Warrant with an aggregate exercise price which shall be equal to the aggregate exercise price realized by the General Partner from such exercise of the Essex Warrant, subject to the terms and conditions of this Article II and Article IV. For the avoidance of doubt, the General Partner shall not be permitted to exercise this Warrant in the event the Essex Warrant has not been exercised by the holder thereof.

2.2. Manner of Exercise; Issuance of Partnership Units. To exercise this Warrant, the General Partner shall deliver to the Partnership, concurrently or immediately after the General Partner has received notice of exercise of the Essex Warrant by the holder thereof, (i) a Notice of Exercise in the form of Exhibit 2.2 hereto duly executed by the General Partner specifying the number of Partnership Units to be purchased, (ii) an amount equal to the aggregate Exercise Price for all Partnership Units as to which this Warrant is then being exercised and (iii) this Warrant. At the option of the General Partner, payment of the Exercise Price shall be made by (a) wire transfer of funds to an account in a bank located in the United States designated by the Partnership for such purpose or (b) certified or official bank check payable to the order of the Partnership.

Upon receipt of the required deliveries, the Partnership shall, as promptly as practicable, and in any event within five business days thereafter, cause to be issued and delivered to the General Partner or, subject to ARTICLE V, the transferee designated in the Notice of Exercise, a certificate or certificates representing Partnership Units equal in the aggregate to the number of Partnership Units specified in the Notice of Exercise (but not exceeding the maximum number of units issuable upon exercise of this Warrant). Such certificate or certificates shall be registered in the name of the General Partner (or its nominee) or in the name of such transferee, as the case may be.

If this Warrant is exercised in part, the Partnership shall, at the time of delivery of such certificate or certificates, unless the Exercise Period has expired, issue and deliver to the General Partner or, subject to Section 3.2 and ARTICLE V, the transferee so designated in the Notice of Exercise, a new Warrant evidencing the right of the holder hereof or such transferee to purchase the aggregate number of Partnership Units for which this Warrant shall not have been exercised, and this Warrant shall be canceled.

2.3. Effectiveness of Exercise. Unless otherwise requested by the General Partner, this Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the holder or transferee so designated in the Notice of Exercise shall be deemed to have become a holder of record of such units for all purposes, as of the close of business on the date the Notice of Exercise, together with payment of the Exercise Price and this Warrant, is received by the Partnership.

2.4. Continued Validity. A holder of Partnership Units issued upon the exercise of this Warrant, in whole or in part, shall continue to be entitled to all rights to which a holder of this Warrant is entitled pursuant to the provisions of this Warrant except such rights as by their terms apply solely to a holder of a Warrant.

ARTICLE III

REGISTRATION, TRANSFER AND EXCHANGE

3.1. Maintenance of Registration Books. The Partnership shall keep at its principal office in Williamsburg, Virginia or Rockville, Maryland a register in which the Partnership shall provide for the registration, transfer and exchange of this Warrant. The Partnership shall not at any time, except upon the dissolution, liquidation or winding up of the Partnership, and as subject to Section 3.2 of this Warrant, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

3.2. Transfer and Exchange. The General Partner may not offer, sell, assign, hypothecate, pledge or otherwise transfer this Warrant without the prior written consent of the Partnership, which consent may be granted or withheld in its sole and absolute discretion.

3.3. Replacement. Upon receipt of evidence reasonably satisfactory to the Partnership of the loss, theft, destruction or mutilation of this Warrant and (a) in the case of any such loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Partnership in form and amount, or (b) in the case of any such mutilation, upon surrender of such Warrant for cancellation at the principal office of the Partnership, the Partnership, at its expense, will execute and deliver, in lieu thereof, a new Warrant.

3.4. Ownership. The Partnership and any agent of the Partnership may treat the Persons in whose name this Warrant is registered on the register kept at the principal office of the Partnership as the owners and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when this Warrant is properly assigned in blank, the Partnership may (but shall not be obligated to) treat the bearer thereof as the owner of this Warrant for all purposes, notwithstanding any notice to the contrary. This Warrant, if properly assigned, may be exercised by a new holder without first having a new Warrant issued.

ARTICLE IV

ANTIDILUTION PROVISIONS

4.1. Adjustment of Number of Partnership Units Purchasable. The Exercise Price and the number of Partnership Units that the General Partner is entitled to purchase shall be subject to adjustment in the same manner and to the same extent as the exercise price and the number of shares of common stock of the General Partner issuable upon exercise of the Essex Warrant are adjusted pursuant to the terms of the Essex Warrant. For the avoidance of doubt, in accordance with Section 4.02(a)(ii)(y) of the Partnership Agreement, upon the exercise of the Essex Warrant and receipt of the exercise price therefor, the General Partner shall pay the Exercise Price of this Warrant in the form of a contribution to the capital of the Partnership in an amount equal to the exercise price paid to the General Partner by such exercising party in connection with the exercise of the Essex Warrant and the General Partner shall then be issued additional Partnership Units equal to the number of shares of common stock of the General Partner delivered by the General Partner to the exercising party of the Essex Warrant.

ARTICLE V

RESTRICTIONS ON TRANSFER

5.1. Legend on Warrants and Certificates. Each Warrant shall bear a legend in substantially the following form:

“This Warrant and any Partnership Units issuable upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and neither this Warrant nor any such units may be transferred in the absence of such registration or an exemption therefrom under such Act.”

In case any Partnership Units are issued upon the exercise in whole or in part of this Warrant or are thereafter transferred, in either case under such circumstances that no registration under the Securities Act is required, each certificate representing such units shall bear on the face thereof the following legend:

“The units represented by this certificate have not been registered under the Securities Act of 1933, as amended, and any transfer thereof is subject to the conditions specified in the Warrant dated as of April 18, 2011 originally issued by MHI Hospitality, L.P. (the “Partnership”) to the General Partner of the Partnership to purchase Partnership Units of the Partnership. A copy of the form of such Warrant is on file with the General Partner of the Partnership at its address in Williamsburg, Virginia or Rockville, Maryland, and will be furnished without charge by the Partnership to the holder of this certificate upon written request to the General Partner of the Partnership at such address.”

5.2. Termination of Restrictions. The restrictions imposed under this ARTICLE V upon the transferability of this Warrant, or of Issuable Warrant Units or Issued Warrant Units, shall cease when (a) a registration statement covering such Issuable Warrant Units or Issued Warrant Units becomes effective under the Securities Act or (b) the Partnership receives an Opinion of Counsel that such restrictions are no longer required in order to ensure compliance with the Securities Act. When such restrictions terminate, the Partnership shall, or shall instruct its transfer agent and registrar to, issue new certificates in the name of the holder not bearing the legends required under Section 5.1.

ARTICLE VI

[RESERVED]

ARTICLE VII

[RESERVED]

ARTICLE VIII

MISCELLANEOUS

8.1. Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the holder hereof shall operate as a waiver of or otherwise prejudice such holder’s rights, powers or remedies.

8.2. Holder Not Unitholder. Prior to the exercise of this Warrant as hereinbefore provided, the holder hereof shall not be entitled to any of the rights of a unitholder of the Partnership with respect to the Partnership Units underlying the Warrant including, without limitation, the right as a unitholder to (a) vote on or consent to any proposed action of the Partnership or (b) receive (i) dividends or any other distributions made to unitholders, (ii) notice of or attend any meetings of unitholders of the Partnership or (iii) notice of any other proceedings of the Partnership.

8.3. Notices. Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to (a) the holder of this Warrant or Issued Warrant Units at its last known address appearing on the books of the Partnership maintained for such purpose or (b) the Partnership at its principal office at 410 West Francis Street, Williamsburg, VA 23185, Attention: Andrew M. Sims, Chief Executive Officer of the General Partner. The holder of this Warrant and the Partnership may each designate a different address by notice to the other pursuant to this Section 8.3.

8.4. Remedies. The Partnership stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Partnership in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

8.5. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Partnership, the holder hereof and (to the extent provided herein) the holder of Issued Warrant Units, and shall be enforceable by such holder.

8.6. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Agreement, but this Agreement shall be construed as if such unenforceable provision had never been contained herein.

8.7. Integration. This Warrant replaces all prior agreements, supersedes all prior negotiations and constitutes the entire agreement of the parties with respect to the transactions contemplated herein.

8.8. Amendment. This Warrant may not be modified or amended except by written agreement of the Partnership and the General Partner.

8.9. Headings. The headings of the Articles and Sections of this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

8.10. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

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Dated as of April 18, 2011

MHI HOSPITALITY, L.P.
BY: GENERAL PARTNER:

MHI Hospitality Corporation

By:	/s/ David R. Folsom
Name:	David R. Folsom
Title:	Chief Operating Officer and President

Attest:

By:	/s/ Rhonda Smith
Name: Rhonda Smith
Title: Assistant

Schedule 1

THE HOLDER

Holder	Number of Partnership Units
MHI Hospitality Corporation	1,900,000

EXHIBIT 2.2

NOTICE OF EXERCISE FORM

(To be executed only upon partial or full

exercise of the within Warrant)

The undersigned registered holder of the within Warrant irrevocably exercises the within Warrant for and purchases Partnership Units of MHI HOSPITALITY, L.P. (the “Partnership”) and herewith makes payment therefor in the amount of $            , all at the price and on the terms and conditions specified in the within Warrant, and requests that a certificate (or             certificates in denominations of             units) for the Partnership Units of             hereby purchased be issued in the name of and delivered to (choose one) (a) the undersigned or (b)                         , whose address is             , and, if such Partnership Units shall not include all the Partnership Units issuable as provided in the within Warrant, that a new Warrant of like tenor for the number of Partnership Units of the Partnership not being purchased hereunder be issued in the name of and delivered to (choose one) (a) the undersigned or (b)                         , whose address is                         .

Dated:                     ,             .

Signature Guaranteed:		By:
(Signature of Registered Holder)

By:
[Title:]

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